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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


1.   Jungle Jim's Playlands of Arizona, Inc.
2.   Jungle Jim's Playlands of Colorado, Inc.
3.   Jungle Jim's Playlands of Kansas, Inc.
4.   Jungle Jim's Playlands of Maryland, Inc.
5.   Jungle Jim's Playlands of Massachusetts, Inc.
6.   Jungle Jim's Playlands of Texas, Inc.
7.   Jungle Jim's Playlands of Utah, Inc.
8.   Jungle Jim's Playlands Leasing, Inc.
9.   Rhino Services, Inc.
10.  Jeepers! of Jax Mall, Inc.
11.  Jeepers! of Illinois, Inc.
12.  Jeepers! of Des Plaines, Inc.
13.  Jeepers! of Norridge, Inc.
14.  Jeepers! of Olathe, Inc.
15.  Jeepers! of Glen Burnie, Inc.
16.  Jeepers! of Methuen, Inc.
17.  Jeepers! of Michigan, Inc.
18.  Jeepers! of Macomb, Inc.
19.  Jeepers! of Wonderland, Inc.
20.  Jeepers! of Auburn Hills, Inc.
21.  Jeepers! of Missouri, Inc.
22.  Jeepers! of New Jersey, Inc.
23.  Jeepers! of Jersey Gardens, Inc.
24.  Jeepers! of Crossgates Commons, Inc.
25.  Jeepers! of Walden, Inc.
26.  Jeepers! of Nyack, Inc.
27.  Jeepers! of Kingston, Inc.
28.  Jeepers! of Virginia, Inc.